                    ________________________________________

                             SUBSCRIPTION AGREEMENT
                    ________________________________________






                                  BY AND AMONG

                                 STRANDEL INC.

                                  GUESS?, INC.

                                      AND

                       FREEMARK ENTERTAINMENT CORPORATION








                                 July 31, 1999


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                             SUBSCRIPTION AGREEMENT
                             ----------------------


        MEMORANDUM OF AGREEMENT made at Montreal on the 31st day of July, 1999


BY AND AMONG:                   STRANDEL INC., a corporation  incorporated under
                                the laws of Canada, with its registered office at 7077 Park Avenue, Suite 5031, Montreal,
                                Quebec, H3N 1X7,

                                                             the "Corporation");

AND: GUESS?, INC., a corporation incorporated under the laws of Delaware, with its registered office at 1444 South Alameda Street, Los Angeles, California, 90021, U.S.A.,

                                                              (the "Purchaser");

AND: FREEMARK ENTERTAINMENT CORPORATION, a corporation incorporated under the laws of Canada, with its registered office at 7077 Park Avenue, Suite 503, Montreal, Quebec, H3N 1X7,

                                                                   ("Freemark").


     WHEREAS the Purchaser desires to subscribe for thirty thousand (30,000) Class A Common Shares from the treasury of the Corporation, in consideration of an aggregate amount of three million dollars ($3,000,000) (the "Equity Investment"), which would increase its equity position in the Corporation to 60%, at such price and on such terms as hereinafter set forth (the "Subscription"); and

     WHEREAS the Equity Investment will be used by the Corporation for purposes of working capital and to become current with trade creditors;

     THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants herein contained, it is agreed by and between the Parties as follows:

                                   ARTICLE I
                                 INTERPRETATION

     1.1 Definitions. Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

(a) "Agreement" shall mean this Subscription Agreement and all instruments supplemental hereto or in amendment of confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.


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                                      -2-

(b) "Closing" shall mean the delivery to the Purchaser of the share certificates for the Subscribed Shares and the payment to the Corporation of the Subscription Price for the Subscribed Shares at the place of closing on the Closing Date.

(c)  "Closing Date" shall have the meaning ascribed thereto at Section 8.1.

(d) "Financial Statements" shall mean the Corporation's audited financial statements as at March 31, 1999 and the combined audited financial statements as at January 30, 1999 of 176995 Canada Inc., 3032116 Canada Inc., 2996197 Canada Inc., 3032507 Canada Inc., 3098605 Canada Inc., 3133320 Canada Inc., 3133338 Canada Inc., 3138925 Canada Inc. and Spinardi Inc., copies of which financial statements are annexed hereto as Schedule 1.1(d).

(e)  "Indemnified Party" shall have the meaning ascribed thereto at Section 7.3.

(f)  "Indemnifying  Party"  shall have the meaning  ascribed  thereto at Section
     7.3.

(g) "Intellectual Property Rights" shall mean (i) all domestic and foreign patents, trade marks, trade names, service marks, copyrights, trade secrets, inventions, know-how, technology, software, licenses, and other intellectual property, and (ii) all registrations and applications for registration of intellectual property; and "Intellectual Property Right" shall mean any one of them.

(h)  "Laws" shall mean:

     (i)  all  constitutions,   treaties,  laws,  statutes,  codes,  ordinances,
          orders, decrees, rule, regulations, and municipal by-laws; and

     (ii) all  judgments,  orders,  writs,  injunctions,   decisions,   rulings,
          decrees, and awards of any governmental authority or body,

     in each case binding on or affecting the Party or Person referred to in the context in which such word is used; and "Law" shall mean any one of them.

(i) "License" and "Licenses" shall have the respective meanings ascribed thereto at Section 3.1(z).

(j)  "Lien"  and  "Liens"  shall mean  any  pledge,  hypothec,   charge,  claim,
     restriction on transfer, mortgage, security interest or encumbrance of any sort.

(k)  "Losses" shall have the meaning ascribed thereto at Section 7.1.

(l) "Parties" shall mean the Purchaser, Freemark and Strandel; and "Party" shall mean any one of them.

(m) "Person" shall mean an individual, corporation, company, cooperative, partnership, limited liability company, trust, unincorporated association, entity with juridicial personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning.


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                                      -3-

(n) "Reorganization" shall mean the transfer by the Purchaser and Freemark of all of the issued and outstanding shares of the capital of 3535762 Canada Inc. to the Corporation according to the terms disclosed in Schedule 1.1(n) annexed hereto.

(o) "Subscribed Shares" shall mean 30,000 Class A Common Shares from the treasury of the Corporation representing, after giving effect to said share subscription, 40% of the issued and outstanding shares of the share capital of the Corporation, delivered to the Purchaser.

(p)  "Subscription  Price"  shall have the meaning  ascribed  thereto at Section
     2.1.

(q) "Subsidiaries" shall mean 3535762 Canada Inc., 3106021 Canada Inc., Spinardi Inc., 176995 Canada Inc., 3562786 Canada Inc., 3138925 Canada Inc., 3032507 Canada Inc., 3032116 Canada Inc., 2996197 Canada Inc., 3098605 Canada Inc., 3133320 Canada Inc. and 3133338 Canada Inc.

(r)  "Tax" and "Taxes" shall have the respective  meanings  ascribed  thereto at
     Section 3.1(w).

1.2 Schedules. The following is a list of the Schedules attached hereto and incorporated herein by reference:

        Schedule 1.1(d)   -    Financial Statements
        Schedule 1.1(n)   -    Reorganization
        Schedule 3.1(d)   -    No Conflict
        Schedule 3.1(e)   -    Corporate Chart
        Schedule 3.1(f)   -    Subsidiary
        Schedule 3.1(g)   -    No Options
        Schedule 3.1(j)   -    Liabilities
        Schedule 3.1(l)   -    No Changes; No Unusual Transactions
        Schedule 3.1(m)   -    Permitted Liens
        Schedule 3.1(o)   -    Condition and Sufficiency of Assets; Inventory
        Schedule 3.1(p)   -    Place of Business
        Schedule 3.1(q)   -    Intellectual Property Rights
        Schedule 3.1(r)   -    Contracts
        Schedule 3.1(t)   -    Insurance
        Schedule 3.1(u)   -    Bank Accounts
        Schedule 3.1(v)   -    Outstanding Litigation
        Schedule 3.1(w)   -    Tax Matters
        Schedule 3.1(z)   -    Licenses
        Schedule 3.1(bb)  -    Benefit Plans
        Schedule 3.1(cc)  -    Environmental Matters
        Schedule 4.1(c)   -    Form of Unanimous Shareholders Agreement
        Schedule 4.1(d)   -    Form of Employment Agreements
        Schedule 4.1(f)   -    Form of Loan Agreement
        SChedule 4.1(g)   -    Form of Opinion of Counsel for the Corporation

                                   ARTICLE II
                                 SUBSCRIPTIONS


2.1 Subscription. Upon and subject to the terms and conditions hereof, the Purchaser hereby subscribes for the Subscribed Shares for an aggregate subscription price equal to three million dollars ($3,000,000) (the "Subscription Price") all of which shall be allocated to the Subscribed Shares.

2.2  Acceptance.  The  Corporation  hereby   accepts  the  subscription  of  the
Purchaser for the Subscribed Shares indicated in Section 2.1, subject to the terms and conditions contained herein.

2.3 Payment of the Subscription Price. Purchaser hereby acknowledges receipt of the Subscribed Shares and the Corporation hereby acknowledges receipt of the Subscription Price, by way of certified cheque or bank draft. It is understood that the entire Subscription Price shall be added to the stated capital account of the Class A Common Shares.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Corporation and Freemark. Each of the Corporation and Freemark, on a solidary (joint and several) basis, each waiving the benefits of division and discussion, represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the subscription by the Purchaser of the Subscribed Shares and that the Purchaser would not have entered into this Agreement without such representations and warranties:

(a)  Due Incorporation. Each of the Corporation, the Subsidiaries and Freemark:

     (i) is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation; and

     (ii) has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted.

(b) Due Authorization. Each of the Corporation and Freemark has the necessary corporate power and authority to execute this Agreement and to perform its obligations hereunder. The execution of this Agreement by each of the Corporation and Freemark and the performance by each of the Corporation and Freemark of its obligations hereunder has been duly authorized by all necessary action on their part. Such execution and performance by the Corporation and Freemark does not require any action or consent of, any registration with, or notification to, any Person, or any action or consent under any Laws to which each of the Corporation and Freemark is subject, except for any such disclosure as each of the Corporation and Freemark shall determine to be necessary or appropriate to comply with securities laws, stock exchange rules and/or covenants in loan agreements.

(c) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Corporation and of Freemark enforceable against them in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

(d) No Conflict. The execution of this Agreement, the consummation of the transactions contemplated herein, the performance by each of the Corporation and Freemark of its obligations hereunder and the compliance by each of the Corporation and Freemark with this Agreement do not:

     (i) violate, contravene or breach, or constitute a default under, the constating instruments or by-laws of the Corporation or of Freemark;

     (ii) violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which the Corporation or the Subsidiaries may be a party, or their properties may be subject, or by which either of them is bound or affected, except for those agreements listed in Schedule 3.1(d);

     (iii)result in, or give any Person the right to seek, or to cause (a) the termination, cancellation, modification, amendment, variation or renegotiation of any contract, agreement, indenture, instrument or commitment to which the Corporation or the Subsidiaries or any of their properties may be a party or subject or by which either of them is bound or affected, or (b) the acceleration or forfeiture of any term of payment, or (c) the loss in whole or in part of any benefit
          which  would         otherwise   accrue  to  the  Corporation  or  the
          Subsidiaries, except for these agreements listed in Schedule 3.1(d);

     (iv) result in, or require the creation of any lien, hypothec, pledge, charge, prior claim, security interest, adverse claim or other encumbrance or right of others of any nature, whatsoever or howsoever arising (individually, a "Lien" and collectively, "Liens"), upon any of the Subscribed Shares or any of the Subscribed Shares or any property of the Corporation of the Subsidiaries; or

     (v)  violate, contravene or breach any Laws.

(e) Authorized and Issued Capital. The authorized capital of the Corporation consists of an unlimited number of Class A Common Shares, Class B Common shares, Class A Preferred shares, Class B Preferred Shares, Class C Preferred shares and Class D Preferred shares, of which thirty thousand (30,000) Class A Common Shares (and no more) have been (without giving effect to the Subscription) validly subscribed and issued and are outstanding as fully paid and non-assessable, free and clear of all Liens.

     Immediately following the issuance pursuant hereto of the Subscribed Shares, the Subscribed Shares represent 40% of all of the issued and outstanding shares in the capital of the Corporation.

     All of the issued outstanding shares in the capital of each of the Subsidiaries have been validly subscribed and issued, and are outstanding as fully paid non-assessable, free and clear of all Liens and are beneficially owned by the Corporation or any of the Subsidiaries, as the case may be, as the corporate chart sets out in Schedule 3.1(e).

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                                       -6-


(f) No Subsidiary. Except as disclosed in Schedule 3.1(f) annexed hereto, the Corporation does not own, directly or indirectly, any shares in the capital of any Person and has never had any property interest in any Person.

(g)  No Options.  Except as disclosed in Schedule 3.1(g).  There is no:

     (i) outstanding security of the Corporation or any of the Subsidiaries convertible or exchangeable or exercisable into any share or shares in the capital of the Corporation or any Subsidiary;

     (ii) outstanding subscription, option, warrant, call, commitment or agreement obligating the Corporation or the Subsidiaries, presently or in the future, to issue any share or shares of its capital or any security or securities of any class or kind which in any way relate to the authorized or issued capital of the Corporation or any Subsidiary;

     (iii)agreement (other than this Agreement) which grants to any Person the right to purchase or otherwise acquire any share or shares issued and outstanding in the capital of the Corporation or any Subsidiary; or

     (iv) voting trust or voting agreement or pooling agreement or proxy with respect to any shares of the capital of the Corporation or any Subsidiary.

(h) Books and Records. The minute books of the Corporation and the Subsidiaries are complete and accurate and contain copies of all by-laws and resolutions passed by the shareholders and directors (and any committees) since the respective dates of their incorporation; all of which by-laws and resolutions have been duly passed.

     The share  certificate  books,  registers  of  shareholders,  registers  of
     transfers   and  registers  of  directors  of  the   Corporation   and  the
     Subsidiaries are complete and accurate.

     The financial books and records of the Corporation and the Subsidiaries have been maintained in accordance with sound business practices and fairly, accurately and completely present and disclose in accordance with generally accepted accounting principles consistently applied (i) the financial position of the Corporation and the Subsidiaries, and (ii) all material transactions of the Corporation and the Subsidiaries.

(i) Financial Statements. The Financial Statements fairly, accurately and completely present and disclose in all material respects in accordance with GAAP (i) the financial position of the Corporation and of the Subsidiaries,
     (ii) the results of operations of the Corporation and the Subsidiaries, and
     (iii) the changes in the financial position of the Corporation and the Subsidiaries, all as at the dates and for the periods therein specified (except that in the case of unaudited statements, such statements are subject to audit and year-end adjustments, and do not have any notes).

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                                      -7-

(j)  Liabilities.   Each  of  the  Corporation  and  the   Subsidiaries  has  no
     liabilities or obligations of any nature whatsoever, whether direct, indirect, absolute, contingent or otherwise, except for those liabilities or obligations (i) reflected in or reserved against in their Financial Statements, (ii) incurred after their respective year ends in the usual and ordinary course of business consistent with past practice, or (iii) set forth in Schedule 3.1(j) annexed hereto.

(k) Accounts Receivable. All accounts receivable of the Corporation and the Subsidiaries are bona fide, result from the ordinary course of business, have been properly recorded in the ordinary course of business.

(l) No Changes; No Unusual Transactions. Except as disclosed in Schedule 3.1(l) since the last audited balance sheet date, the Corporation and each of the Subsidiaries has conducted its business in the ordinary course and there has not been any material change in either the business, operations, properties, or condition of the Corporation and the Subsidiaries taken as a whole, nor any event, condition on contingency that could reasonably be expected to result in any such material change.

(m) Title to Property. The Corporation and each of the Subsidiaries is the sole and unconditional owner of, and has a good and valid title to all of its assets reflected on the Financial Statements, or which have been acquired on or after January 30, 1999 (other than such assets consumed or disposed of on or after January 30, 1999 in the ordinary course of business and in a manner consistent with past practice), in each case free and clear of all Liens, except for the Permitted Liens described in Schedule 3.1(m).

(n) Immovable. The Corporation and the Subsidiaries do not own any immovable property.

(o)  Condition  and  Sufficiency  of Assets;  Inventory.  Except as disclosed in
     Schedule 3.1(o)annexed hereto, all of the tangible assets of the Corporation and the Subsidiaries are (i) in good operating condition and repair, ordinary wear and tear excepted, (ii) not in need of maintenance or repairs (except ordinary or routine maintenance or repairs that are not material in nature or costs, individually or collectively), and (iii) adequate and sufficient for the continuing conduct of the business of the Corporation and the Subsidiaries as now conducted.

     All inventory of each of the Corporation and the Subsidiaries is of a quality and quantity usable and salable in the ordinary course of business.

(p) Location; Place of Business. Other than inventory in transit and vehicles used in the transportation of such inventory, each of the Corporation and the Subsidiaries does not hold, directly or indirectly, any of its moveable or personal property anywhere other than in the locations set forth in
     Schedule 3.1(p) annexed hereto.

(q) Intellectual Property Rights. Other than the license agreement entered into with the Purchaser or licenses related to the use of software in the ordinary course of business, the only Intellectual Property Rights used by the Corporation and the Subsidiaries are related to the use of the name Strandel. The operations of the business do not infringe the Intellectual Property Rights of any Person. No proceeding for infringement of the Intellectual Property Rights of any Person is pending or threatened against the Corporation or the Subsidiaries in connection with the business of any of its affiliates (as defined under the Canada Business Corporations
     Act).

(r) Contracts; Leases. Schedule 3.1(r) annexed hereto contains a description of all written or oral contracts, agreements, indentures, instruments, commitments and all the leases to which the Corporation or any of the Subsidiaries is a party or by which it is bound other than (i) involving receipts or expenditures of the Corporation of less than $100,000 per annum or (ii) verbal contracts of employment which are terminable on notice required by law, or (iii) purchase orders issued or received in the ordinary course of business.

     Except as disclosed in Schedule 3.1(d), all leases to which the Company or any Subsidiary is a party are in good standing and in full force and effect without amendment thereto, and each of the Corporation and the Subsidiaries, as the case may be, is entitled to all benefits under such leases.

(s) Guarantees. Neither the Corporation nor any Subsidiary is party to or bound either absolutely or on a contingent basis by any comfort letter, understanding or agreement of guarantee, indemnification, assumption or endorsement or any like commitment with respect to the liabilities or obligations of any Person (whether accrued, absolute or otherwise contingent), except in the ordinary course of business.

(t) Insurance. Schedule 3.1(t) is a true and complete list of all insurance policies currently maintained by or for each of the Corporation and the Subsidiaries. The coverage under each such policy is in full force and effect and each of the Corporation and the Subsidiaries, as the case may be, is in good standing under such policies.

     The Corporation and the Subsidiaries have not received notice of, and each of Freemark and the Corporation has no knowledge of any fact, condition or circumstance which might reasonably form the basis of any claim against the Corporation or any of the Subsidiaries which (i) is not fully covered by insurance (subject to deductibles) maintained by or for the Corporation or any of the Subsidiaries, or (ii) could reasonably be expected to result in any increase in insurance premiums payable by the Corporation or any of the Subsidiaries.

(u) Bank Accounts. Schedule 3.1(u) annexed hereto sets forth the name of each Person with whom each of the Corporation and the Subsidiaries maintains an account or safety deposit box and the names of all Persons authorized to draw thereon or to have access thereto.

(v) Litigation. Except as disclosed in Schedule 3.1(v) annexed hereto, there are (i) no actions, claims, investigations, arbitrations, or other proceedings pending or, to the knowledge of Freemark or the Corporation,
     threatened   against,   any  of  the   Corporation's  or  any  Subsidiary's
     properties, which if adversely determined would have a material adverse effect on the Corporation or the Subsidiaries; and (ii) no outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting the Corporation or any of the Subsidiaries or their respective properties.

(w) Tax Matters. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, provincial, municipal, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities including Canada Pension Plan and Provincial Pension Plan contributions and unemployment insurance contributions and employment insurance contributions including taxes based upon or measured by gross receipts, income, profits, sales, capital use and occupation, goods and services, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and (ii) any liability for the payment of any amounts of the type described in clause (i) of this
     Section 3.1(w) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (i)  Tax Returns and Audits

          1. The Corporation and the Subsidiaries have correctly computed all Taxes prepared and duly and timely filed all federal, provincial, local and foreign returns, estimates, information statements and reports ("Tax Returns"), required to be filed by them, have timely paid all Taxes which are due and payable and have made adequate provision in the Financial Statements for the payment of all Taxes that are or may become payable for any taxation year ending on or prior to March 31, 1999. The Corporation and the Subsidiaries have made adequate and timely installments of Taxes required to be made.

          2. With respect to any periods for which Tax Returns the Corporation and the Subsidiaries have not yet been required to be filed or for which Taxes are not yet due and payable, they have only incurred liabilities for Taxes in the ordinary course of its business and in a manner consistent with prior periods.

          3. All Tax Returns of the Corporation and the Subsidiaries have been assessed through and including each of the dates set forth in
               Schedule 3.1(w), and there are no outstanding waivers, except as set forth in Schedule 3.1(w), of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return or the payment of any Tax by the Corporation and the Subsidiaries or any outstanding objections to any assessment or reassessment of Taxes. Any deficiencies proposed as a result of such assessments or reassessments of the Tax Returns through and including the dates set forth in Schedule 3.1(w) have been paid and settled with the exception of the GST/PST Taxes assessments as set forth in Schedule 3.1(j).

          4. There are no contingent Tax liabilities or any grounds that could prompt an assessment or reasssessment, including, but without limitation, aggressive treatment of income, expenses, deductions, credits or other amounts in the filing of earlier or current Tax Returns, nor have the Corporation and the Subsidiaries received any indication from any taxation authorities that an assessment or reassessment of Tax is proposed.

          5. The Corporation and the Subsidiaries have withheld form each payment made to any of their past and present shareholders, directors, officers, employees and agents the amount of all Taxes and other deductions required to be withheld and have paid such amounts when due, in the form required under the appropriate legislation, or made adequate provision for the payment of such amounts to the proper receiving authorities.

          6. The Corporation and the Subsidiaries have collected from each receipt from any of the past and present customers (or other persons paying amounts to the Corporation) the amount of all Taxes (including goods and services tax and provincial sales taxes) required to be collected and have remitted such Taxes when due, in the form required under the appropriate legislation or made adequate provision for the payment of such amount to the proper receiving authorities.

          7. The Corporation and the Subsidiaries are not subject to any assessments, levies, penalties or interest with respect to Taxes which will result in any liability on their part in respect of any period ending on or prior to the date hereof, in excess of the amount to be provided for in the Financial Statement.

          8. The Corporation and the Subsidiaries have not been and are not currently required to file any returns, reports, elections, designations or other filings with any taxation authority located in any jurisdiction outside Canada or outside the province of Quebec.

          9. Except as disclosed in Schedule 3.1(w), the Ccorporation and the Subsidiaries have not filed or been party to any election pursuant to Section 83 or 85 of the Income Tax Act (Canada) (the "ITA") or the corresponding provisions of any provincial statute.

          10. The Corporation and the Subsidiaries have not at any time benefited from a forgiveness of debt, except pursuant to the transaction with Pantorama Industries Inc. referred to in
               Schedule 3.1(l), or entered into any transaction or arrangement (including conversion of debt into shares of its share capital) which could have resulted in the application of Section 80 and following of the ITA or the relevant provisions of any provincial statute.

          11. Since its data of incorporation, the Corporation and each of the Subsidiaries has been a "Canadian controlled private corporation" within the meaning of the ITA and the relevant provincial legislation.

          12. Except as disclosed in Schedule 3.1(w), the Corporation and the Subsidiaries are not, nor have they been at any time, associated (within the meaning of the ITA and the relevant provincial legislation) with any other corporation.

          13. The Corporation and the Subsidiaries have made available to Purchaser or its legal counsel, copies of all available foreign, federal, state, provincial and local income and all state and local sales and use Tax Returns for the Corporation and the Subsidiary filed for all periods since its inception.

          14. There are no Liens on the assets of the Corporation or any Subsidiaries relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

          15. As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Corporation that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Corporation or the Subsidiaries as an expense under applicable Law other than reimbursements of a reasonable amount of travel, entertainment expenses and other nondeductible expenses that are commonly paid by similarly situated businesses in reasonable amounts.

          16. The Corporation and the Subsidiaries tax basis in their assets (and the undepreciated capital cost of such assets) for purposes of determining their future amortization, depreciation and other Federal and provincial income tax deductions is accurately reflected on the Corporation's Tax Returns and records.

          17. The Corporation and the Subsidiaries have not acquired property or services from, or disposed of property, or provided services to a person with whom they do not deal at arm's length (within the meaning of the ITA and the relevant provincial legislation) for an amount that is other than the fair market value of such property or services, or have been deemed to have done so for purposes of the ITA and the relevant provincial legislation.

(x)  Reorganization.   All  the  steps  and  transactions  contemplated  by  the
     Reorganization have been fully implemented and have been effected in compliance with all Laws and have not caused or resulted, nor shall they as at the Closing Date cause or resulted, in any (i) adverse financial or Tax consequences to the Corporation or any of its Subsidiaries, (ii) current or deferred liability to the Corporation or any of its Subsidiaries or (iii) any liability for Taxes, interest or penalties under any Tax Laws for the Corporation. All of the assets of the Corporation are sufficient for the continuing conduct of the business as currently conducted and as conducted in the past. The assets of Corporation include all of the assets and rights necessary for the conduct of the business on a going forward basis. The Corporation shall be responsible for the costs and expenses incurred in connection with the preparation of the documents for the implementation of the Reorganization.

(y) Paid-up Capital. The paid-up capital for tax purposes of each of the Subscribed Shares is no less than its stated capital for corporate purposes.

(z) Licenses, Permits. To the knowledge of the Corporation and Freemark, each of the Corporation and the Subsidiaries has, and is in full compliance with and entitled to all of the benefits under, all permits, licenses, certificates of compliance, consents, approvals and authorizations of, or registrations with, any governmental, judicial or public authority or regulatory body (collectively, the "Licenses", and individually a "License") necessary or required to conduct its business as presently conducted, and each License has been validly issued and is in full force and effect. Other than as set forth in Schedule 3.1(z) annexed hereto, there are no Licenses required to conduct the business of the Corporation or any of the Subsidiaries as presently conducted.

(aa) Employee Matters. Each of the Corporation and the Subsidiaries has complied in all material respects, with all applicable Laws relating to employment matters, including, without limitation, any provisions thereof relating to wages and hours.

(bb) Benefit Plans. Except as set forth in Schedule 3.1(bb) annexed hereto, neither the Corporation nor any of the Subsidiaries is a party to any pension, retirement, bonus, profit sharing, compensation, incentive, stock purchase, stock option, stock appreciation, severance, change-of-control, savings, thrift, insurance, medical, hospitalization, disability, death or other similar program, or practice providing directors, officers, shareholders or employee benefits (the "Benefit Plans").

(cc) Environmental Matters. Except as set forth at Schedule 3.1(cc) annexed hereto, the Corporation and the Subsidiaries have at all times conducted, held and used, and are continuing to conduct, hold and use, their affairs, business and properties in accordance with all applicable Laws relating in whole or in part to the environment or its protection.

     Except as disclosed at Schedule 3.1(cc) annexed hereto, at no time have nay contaminants been released, emitted, discharged, deposited, issued, sprayed, injected, abandoned, buried, spilled, incinerated, disposed, leaked, poured, emptied, dumped, or placed on, in under or adjacent to any immovable or real property owned or used by the Corporation or any of the Subsidiaries.

(dd) Compliance  with  Laws.  Except  as may be  specifically  provided  in this
     Section 3.1, each of the Corporation and the Subsidiaries has complied and continues to comply with all Laws in all material respects.

(ee) Full Disclosure. The Corporation and Freemark have made or caused to be made due inquiry with respect to (i) each covenant, agreement, obligation, representation and warranty contained in this Agreement, (ii) the Schedules annexed hereto, and (iii) any certificates or other documents referred to herein or furnished to the Purchaser pursuant hereto or in connection herewith, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedules, certificates or documents contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation, warranty, Schedule, certificate or other document not misleading.

(ff) Resident. The Corporation is not a non-resident of Canada within the meaning of the ITA).

3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Corporation and Freemark as follows and acknowledges that the Corporation and Freemark are relying upon such representations and warranties in connection with the sale by the Corporation of the Subscribed Shares and that the Corporation and Freemark would not have entered into this Agreement without such representations and warranties:

(a) Due Incorporation. The Purchaser is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the necessary corporate power to own or lease its properties and to carry on its business as such business is presently conducted.

(b) Due Authorization. The Purchase has the necessary corporate power and authority to execute this Agreement and to perform its obligations hereunder. The execution of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action on its part. Such execution and performance by the Purchaser does not require any action or consent of, any registration with, or notification to, any Person, or any action or consent under any Laws to which the Purchaser is subject, except for any such disclosure as the Purchaser shall determine to be necessary or appropriate to comply with securities laws, stock exchange rules and/or covenants in loan agreements.

(c) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

(d) No Conflict. The execution of this Agreement, the consummation of the transactions contemplated herein, the performance by the Purchaser of its obligations hereunder and the compliance by the Purchaser with this Agreement do not violate, contravene or breach, or constitute a default under, the constating instruments or by-laws of the Purchaser or any Law applicable to the Purchaser.

(e) Resident. The Purchaser is a non-resident of Canada within the meaning of the ITA.

                                   ARTICLE IV
                          COVENANTS OF THE CORPORATION

4.1 Closing. The Corporation hereby acknowledges having taken the following actions on the date hereof at the place of Closing:

(a) delivered to the Purchaser and/or its nominee share certificates in its name representing the Subscribed Shares;

(b) delivered to the Purchaser copies of resolutions of the shareholders and directors of the Corporation (in form and substance reasonably satisfactory to the Purchaser's legal counsel) (i) authorizing and approving the issue of the Subscribed Shares by the Corporation to the Purchaser and/or its nominee and their registration in the name of the Purchaser and/or its nominee and (ii) appointing such new directors, officers and auditors of the Corporation as may be nominated by the Purchaser;

(c) executed a Unanimous Shareholders Agreement with the Purchaser and Freemark substantially in the form of Schedule 4.1(c) annexed hereto;

(d)  executed   employment   agreements  with  Michael   Routtenberg,   Lawrence
     Routtenberg, Mark Routtenberg and Ginette Godbout in the forms of Schedule 4.1(d) hereto;

(e) executed a loan agreement between the Purchaser and the Corporation in the form of Schedule 4.1(f) hereto;

(f) delivered to the Purchaser a favourable opinion of Goodman Phillips & Vineberg substantially in the form of Schedule 4.1(f) annexed hereto.

(g) delivered all such documentation to evidence the completion of the Reorganization as shall be reasonably requested by Purchaser.

                                   ARTICLE V
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1 Survival of Representations and Warranties of the Corporation and Freemark. The representations and warranties of each of the Corporation and Freemark contained in this Agreement, in the Schedules annexed hereto or in any certificate of other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement, and notwithstanding such completion or any investigation made by or on behalf of the Purchaser or any knowledge by the Purchaser of any incorrectness in, or breach of, such representations or warranties, shall continue in full force and effect for the benefit of the Purchaser for a period of three (3) years from the Closing Date; (i) except for any representation and warranty relating to Tax matters which shall survive until ninety (90) days after the last date on which the relevant tax authority is entitled to assess or reassess the Corporation or the Purchaser with respect to such Tax matters, (ii) except for any representation and warranty in respect of which a claim based on fraud is made, and (iii) except for the representations and warranties contained in sections 3.1(a), (b), (c), (e), (g) and (p), which in each such case shall be unlimited as to duration.

5.2 Survival of Representations and Warranties of Purchaser. The representations and warranties of the Purchaser contained in this Agreement or in any certificate or other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement, and notwithstanding such completion or any investigation made by or on behalf of the Corporation or any knowledge by the Corporation of any incorrectness in, or breach of, such representations or warranties, shall continue in full force and effect for the benefit of, such representations or warranties, shall continue in full force and effect for the benefit of the Corporation for a period of three
(3) years from the Closing Date; except for any representation and warranty in respect of which a claim based on fraud is made and except for the representations and warranties contained in sections 3.2(a), (b) and (c), which in each such case shall be unlimited as to duration.

                                   ARTICLE VI
                             CONDITIONS OF CLOSING

6.1 Conditions for the Benefit of the Purchaser. The subscription of the Subscribed Shares in accordance with the terms of this Amendment is subject to the following conditions, each of which is hereby declared to be the exclusive benefit of the Purchaser. The Corporation and Freemark hereby acknowledge that each condition has been performed or complied with in all respects at or prior to the date hereof.

(a) Truth of Representations and Warranties of the Corporation and Freemark. The representations and warranties of the Corporation and Freemark contained in this Agreement or in any Schedule annexed hereto or in any certificate or other document delivered or given pursuant to this Agreement (considered individually and collectively) shall have been accurate as of the date of this Agreement, and shall be true and correct as of the date hereof.

(b) Performance of Covenants by the Corporation and Freemark. All of the covenants, obligations and agreements that each of the Corporation and Freemark is required to perform or to comply with pursuant to this Agreement at or prior to the date hereof (considered individually and collectively) shall have been performed or complied with in all material respects at or prior to the date hereof.

(c)  Third  Party  Approvals.  There  shall have been  obtained  all  approvals, consents and assurances, in form and substance reasonably satisfactory to the Purchaser's legal counsel, necessary in order to permit the transactions contemplated herein to be completed without affecting or resulting in the termination, cancellation, modification, amendment, variation or renegotiation of this Agreement including, without limitation, all consents required (with the exception of the items disclosed in Schedule 3.1(d)) in order to consummate the transactions contemplated herein which, if not obtained, could have a material adverse effect on the ability of the Corporation and its Subsidiaries to carry on their affairs.

(d) Litigation. There shall be no actions, claims, investigations, arbitrations or other proceedings (whether or not on behalf of the Corporation or any of the Subsidiaries) pending or threatened to restrain, enjoin or invalidate any transaction contemplated by this Agreement.

                                  ARTICLE VII
                                INDEMNIFICATION

7.1 Indemnification by the Corporation and Freemark. The Corporation and Freemark, on a solidary basis, without right of contribution each waiving the benefits of division and discussion, shall indemnify and hold the Purchaser and each of its officers, directors, employees, agents, representatives and affiliates (the "Purchaser Indemnified Parties") harmless from and against any and all claims, demands, actions, causes of action, judgments, damages, losses (which shall include any diminution in value of the Subscribed Shares), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements), including Tax liabilities, suffered or incurred in connection with the transactions contemplated herein, (collectively, the "Losses") which may be made against the Purchaser Indemnified Parties or any of the Corporation and the Subsidiaries, or which any of them may suffer or incur as a result of, arising out of or relating to:

(a) any violation, contravention or breach of any covenant, agreement or obligation of the Corporation or Freemark under or pursuant to this Agreement; or

(b) any incorrectness in, or breach of, any representation or warranty made by the Corporation or Freemark in Section 3.1, the Schedules annexed hereto or in any certificate or other document delivered or given pursuant to this Agreement; or

(c) any liabilities or obligations of the Corporation, the Subsidiaries or of Freemark of any nature whatsoever arising after the Closing Date in respect of any fact, condition or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, any liabilities or obligations of the Corporation or any Subsidiary for Taxes due, together with any penalties or interest, in connection with any period ending on or prior to the Closing Date), save and except for any liabilities or obligations arising after the Closing Date in respect of any fact, condition or circumstance existing on or prior to the Closing Date which has been disclosed in writing to the Purchaser prior to the Closing (including, without limitation, by way of disclosure in this Agreement or any of the Schedules hereto).

In connection with the foregoing, Freemark hereby waives its right to claim from the Corporation any amount paid to the Purchaser pursuant to this Article 7.

7.2 Indemnification by Purchaser. The Purchaser shall indemnify and hold the Corporation harmless from and against any Losses which may be made against the Corporation or which the Corporation may suffer or incur as a result of, arising out of or relating to:

(a) any violation, contravention or breach of any covenant, agreement, or obligation of the Purchaser under or pursuant to this Agreement; or

(b) any incorrectness in, breach of, any representation or warranty made by the Purchaser in Section 3.2, the Schedules annexed hereto or in any
     certificate  or  other  document   delivered  or  given  pursuant  to  this
     Agreement.

7.3 Obligation to Reimburse. The Party providing indemnification, hereunder (the "Indemnifying Party") shall reimbuse, on demand, to the Party being indemnified hereunder (the "Indemnified Party") the amount of any Losses suffered or incurred by the Indemnified Party, the whole as of the date that the Indemnified Party incurs any such Losses, together with interest thereon from the aforesaid date until payment in full at the rate per annum equal to 8%.

7.4 Notification. Promptly upon obtaining knowledge thereof, the Indemnified Party shall notify the Indemnifying Party of any cause which the Indemnified Party has determined has given or could give rise to indemnification under this
Article VII. The omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any duty to indemnify and hold harmless which otherwise might exist with respect to such cause unless (and only to that extent) the omission to notify materially prejudices the ability of the Indemnifying Party to exercise its right to defend provided in this Article VII.

7.5 Defense of Third Party Claim. If any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party against the Indemnified Party (each a "Third Party Claim"), then the Indemnifying Party shall have the right, after receipt of the Indemnified Party's notice under Section 7.4 and upon giving notice to the Indemnified Party within 30 calendar days of such receipt, to defend the Third Party Claim at its own cost and expense with counsel of its own selection, provided that:

(a) the Indemnified Party shall at all times have the right to fully participate in the defense at its own expense; and

(b) the Third Party Claim seeks only monetary damages and does not seek any injunctive or other relief against the Indemnified Party.

     Amounts payable by the Indemnifying Party pursuant to a Third Party claim shall be paid in accordance with the terms of the settlement or, the judgment, as applicable, but in any event prior to the expiry of any delay for a judgment to become executory.

7.6 No Compromise. The Indemnifying Party shall not be permitted to compromise and settle or to cause a compromise and settlement of any Third Party Claim, without the prior written consent of the Indemnified Party, unless:

(a) the terms of the compromise and settlement require only the payment of money and do not require the Indemnified Party, the Corporation or any of the Subsidiaries to admit any of the Subsidiaries to admit any wrongdoing or take or refrain from taking any action; and

(b) the Indemnified Party receives, as part of the compromise and settlement, a legally binding and enforceable unconditional satisfaction or release, which is in form and substance satisfactory to the Indemnified Party, acting reasonably, from any and all obligations or liabilities it may have with respect to the Third Party Claim.

7.7 Failure to Defend. If the Indemnifying Party fails within 30 calendar days from receipt of the notice of a Third Party Claim to give notice of its intention to defend the Third Party Claim in accordance with Section 7.5 or fails to promptly assume such defense at any time after such notice has been given, then the Indemnifying Party shall be deemed to have waived its right to defend the Third Party Claim and the Indemnified Party shall have the right (but not the obligation) to undertake or to cause the Corporation, Freemark or any of the Subsidiaries to undertake the defense of the Third Party Claim and compromise and settle the Third Party Claim on behalf, for the account and at the risk and expense of the Indemnifying Party.

7.8 Expiration of Indemnification. The obligation of indemnification set out in Sections 7.1 and 7.2 shall survive the Closing Date for the period prescribed by law. The obligation of indemnification arising from any material incorrectness in, or material breach of, any representation for warranty made by the Corporation, Freemark or the Purchaser, as the case may be, in each case shall be subject to the limitations regarding survival of representations and warranties set forth in Section 5.1 or 5.2, as the case may be; provided, however, that the obligation of indemnification shall not expire if a claim for indemnity is made on or before the expiration dates set forth in Sections 5.1 and 5.2.

                                  ARTICLE VIII
                                     CLOSING

8.1 Date, Time and Place of Closing. The Closing shall take place at the offices of Stikeman, Elliott, 1155 Rene-Levesque Blvd. West, 40th Floor, Montreal, Quebec on July 31, 1999 (the "Closing Date") at the hour of 10:00 a.m. (Montreal time) or at such other place, on such other date and/or at such other time as may be agreed between the parties.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 Announcements. Any press release, public announcement or publicity with respect to the transaction contemplated in this Agreement shall be made only with the prior written consent of the Parties unless such release, announcement or publicity is required by Law or the rules of any relevant securities exchange, in which case the Party required to make such release, announcement of publicity shall use it best efforts to obtain approval of the other Party to the form, nature and extent of such disclosure, which approval shall not unreasonably withheld.

9.2 Further Assurances. Each Party upon the request of the other, whether at or after the Closing Date, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

9.3 Successors in Interest. This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the Parties and their respective successors and assigns. Neither the Corporation nor Freemark may assign this Agreement or any of its rights and obligations hereunder without the prior written consent of the Purchaser. Notwithstanding the foregoing, the Purchaser may assign or transfer this Agreement and all of the Purchaser's rights and obligations hereunder to an affiliate (as defined under the Canada Business Corporations Act).

9.4 Notices. Any notice, consent, authorization, direction or other communication required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery or by telex, telecopier or similar telecommunications device and addressed as follows:

(a)   in the case of the Corporation, to it at:

      7077 Park Avenue, Suite 503
      Montreal, Quebec
      H3N 1X7

      Attention:  Mark Routtenberg

      Telecopier:       (514) 270-8028

      and

      Attention:        Brian L. Fleming

      Telecopier:       (213) 744-7817

      and

      Attention:        Glenn A. Weinman

      Telecopier:       (213) 765-0911

(b)   in the case of the Purchaser, to it at:

      Guess?,  Inc.
      1444 South Almeda Street
      Los Angeles, CA
      USA 90021

      Attention:        Brian L. Fleming

      Telecopier:       (213) 744-7817

      and

      Attention:  Glen A. Weinman

      Telecopier:  (213) 765-0911

      With a copy to:

      STIKEMAN, ELLIOTT
      1155 Rene-Levesque Blvd. West
      40th Floor
      Montreal, Quebec H3B 3V2

      Attention:        William B. Rosenberg

      Telecopier:       (514) 397-3222

(c)   in the case of Freemark, to it at:

      7077 Park Avenue, Suite 503
      Montreal, Quebec
      H3N 1X7

      Attention:        Mark Routtenberg

      Telecopier:       (514) 270-8028

      With a copy to:

      GOODMAN, PHILLIPS & VINEBERG
      1501, avenue McGill College
      26th Floor
      Montreal, Quebec
      H3A 3N9

      Attention:        Sidney Horn

      Telecopier:       (514) 841-6499

      Any notice, consent, authorization, direction or other communication delivered as aforesaid shall be deemed to have been effectively delivered and received, if sent by telex, telecopier or similar telecommunications device on the calendar day next following receipt of such transmission or, if delivered, to have been delivered and received on the date of such delivery provided, however, that if such date is not a business day then it shall be deemed to have been delivered and received on the business day next following such deemed to have been delivered and received on the business day next following such delivery. Either Party may change its address for service by notice delivered as aforesaid.

9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

9.6 Severability. Any term of provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term of provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term of provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term of provision.

9.7 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

9.8 Entire Agreement. This Agreement, including the Schedules and the Unanimous Shareholders' Agreement executed concurrently herewith, constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions of the Parties.

9.9 Inconsistency. This Agreement shall override the Schedules annexed hereto to the extent of any inconsistency.

9.10 Gender. Any reference in this Agreement to any gender shall include both genders and the neuter, and words herein importing the singular number only shall include the plural and vice-versa.

9.11 Currency. All of the dollar amounts mentioned in this Agreement or in the Schedules annexed hereto shall be in Canadian Funds.

9.12 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

9.13 Amendment. No amendment shall be binding unless expressly provided in any instrument duly executed by the Parties.

9.14 Waiver. No waiver, whether by conduct or otherwise, of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the Parties to be bound thereby.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and at the place first above mentioned.

                                   STRANDEL INC.

                                   Per:  /s/ Mark Routtenberg
                                         ---------------------------------------
                                           Mark Routtenberg


                                   GUESS ?, INC.

                                   Per:  ---------------------------------------
                                            Maurice Marciano


                                   FREEMARK ENTERTAINMENT CORPORATION



                                   Per:  /s/ Mark Routtenberg
                                         ---------------------------------------
                                            Mark Routtenberg

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and at the place first above mentioned.

                                   STRANDEL INC.



                                   Per:  /s/ Maurice Marciano
                                         ---------------------------------------
                                             Mark Routtenberg


                                   GUESS ?, INC.



                                   Per:  --------------------------------------
                                            Maurice Marciano


                                   FREEMARK ENTERTAINMENT CORPORATION



                                   Per:  ---------------------------------------
                                            Mark Routtenberg